Exhibit 99.1

For Immediate Release	Contact: Dennis J. Simonis
President & CEO

August 24, 2012	Telephone: (808) 969-8052

ML MACADAMIA ORCHARDS, L.P.

APPOINTS NEW EXECUTIVE OFFICER

Hilo, Hawaii — ML Macadamia Orchards, L.P. (OTCQX: NNUT) announced today that the Partnership has hired Bruce Clarke as Senior Vice President and Chief Financial Officer effective August 20, 2012.

Mr. Clarke was previously CFO of a privately held food manufacturing company, and served as a Controller for Abraxis BioScience, Inc. a publicly traded biopharmaceutical company in Los Angeles, CA. He is 61 years of age, holds a Bachelors of Science degree in Accounting and Business Administration from the University of Kansas and is working from the Hilo Corporate offices.

This press release contains forward-looking statements regarding future events and future performance of the Partnership that involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.  These include statements, among others, regarding the Partnership’s future nut price, which are based on certain assumptions and forecasts.  The Partnership files documents with the Securities and Exchange Commission, such as Form 10-K, Form 10-Q and Form 8-K reports, which contain a description of these and other risks and uncertainties that could cause actual results to differ from current expectations and the forward-looking statements contained in this press release.

ML Macadamia Orchards, L.P. is the world’s largest grower of macadamia nuts, owning or leasing 5,070 acres of orchards on the island of Hawaii.

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